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                                                                   EXHIBIT 10.13

                                  CONFIDENTIAL

***PORTIONS OF THE EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. THE COMPLETE EXHIBIT, INCLUDING THE PORTIONS FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                           COMMERCIALIZATION AGREEMENT
                                     BETWEEN
          THE PROCTER & GAMBLE COMPANY AND GENENCOR INTERNATIONAL, INC.

        This AGREEMENT, effective April 25, 2000 by and between Genencor International, Inc. ("GCI"), a Delaware corporation with offices at 925 Page Mill Road, Palo Alto, California 94304-1013 and The Procter and Gamble Company ("P&G"), an Ohio corporation with offices at One Procter & Gamble Plaza, Cincinnati, Ohio 45202-3393.

        WHEREAS P&G has unique skills and technology specific to the development and use of skin care product formulations desired by consumers, including skin care products containing enzymes, and has the ability to manufacture and sell such products globally; and

        WHEREAS GCI has unique skills and technology specific to the selection and development of enzymes and other materials obtainable from biological systems and desired by manufacturers of products for consumer use, and has the ability to commercially supply such enzymes and other materials in industrial quantities; and

        WHEREAS GCI and P&G previously executed TERM SHEET on January 25, 2000 concerning the commercialization of a protease enzyme with a low allergenicity to *** ("LAP ENZYME") for use in P&G proprietary skin care product(s) for certain SKIN CARE BENEFITS ("SKIN CARE PRODUCTS"), which TERM SHEET requires the prompt negotiation and execution of this Commercialization Agreement (the "AGREEMENT"); and

        WHEREAS GCI has previously developed or acquired various technologies and expertise with applications for proteases having skin care *** allergenicity; and

        WHEREAS GCI and P&G wish to collaborate in efforts to commercialize, including any necessary development and testing, a GCI produced LAP ENZYME in one or more P&G produced SKIN CARE PRODUCTS; and

        WHEREAS P&G and GCI desire and intend to cooperate exclusively on a worldwide basis in this commercialization endeavor, on terms set out below, and P&G desires to compensate GCI for a portion of its prior investment in proteases having skin care *** allergenicity and in return for the PARTIES' exclusive dealing; and

        WHEREAS the PARTIES' intended outcome is that GCI will manufacture and sell to P&G, and P&G will purchase from GCI, LAP ENZYME for incorporation into one or more SKIN CARE PRODUCTS, all consistent with terms agreed between the PARTIES concerning supply and commercialization.


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        NOW, THEREFORE, the PARTIES hereby agree as follows:

1.      DEFINITIONS

        For purposes of this AGREEMENT, terms shall be defined and construed as follows:

        a. "EFFECTIVE DATE" shall mean the date first written above.

        b. "PARTY" or "PARTIES" shall mean P&G and/or GCI.

        c. "AFFILIATES" shall mean any person or corporate entity that directly or indirectly controls, or is controlled by, or is under common control with The Procter & Gamble Company or Genencor International, Inc. The term control shall mean the possession of more than fifty percent (50%) of the voting stock of the controlled PARTY.

        d. "TERM SHEET" shall mean the Agreement between GCI and P&G dated January 25, 2000. The PARTIES agree that the TERM SHEET shall automatically terminate on the EFFECTIVE DATE.

        e. "LAP ENZYME(S)" shall mean one or more protease enzymes that achieve mutually agreed technical criteria, including a defined ***, and are useful in one or more SKIN CARE PRODUCTS.

        f. "SKIN CARE BENEFITS" shall mean benefits through cleaning or conditioning the human face, hands or body to achieve one or more of the following: skin softness, skin smoothness, tactile and visual reduction in dry skin, ***, measurable increases in skin hydration and moisturization, reduction in lines and wrinkles, ***, and acne treatment. For clarity, SKIN CARE BENEFITS excludes, inter alia, uses for: ***.

        g. "SKIN CARE PRODUCT(S)" shall mean topical products that provide or are intended to provide SKIN CARE BENEFITS and which include LAP ENZYME(S). SKIN CARE PRODUCT(S) shall be LEAVE-ON SKIN CARE PRODUCT(S) or RINSE-OFF SKIN CARE PRODUCT(S). RINSE-OFF SKIN CARE PRODUCT(S) shall mean SKIN CARE PRODUCT(S) wherein the intended application process includes the step of washing the product off the skin. LEAVE-ON SKIN CARE PRODUCT(S) shall mean all other SKIN CARE PRODUCT(S).

        h. "OTHER PRODUCT FIELDS" shall mean products, other than SKIN CARE PRODUCTS, that provide or are intended to provide SKIN CARE BENEFITS and containing LAP ENZYME, selected from one or more of the following list: ***. In any event, OTHER PRODUCT FIELDS shall exclude any area where GCI has a pre-existing relationship covering such field.

        i. "DEVELOPMENT PLAN" shall mean the development tasks undertaken by the PARTIES pursuant to SECTION 8 below.

        j. "STEERING COMMITTEE" shall mean a committee consisting of four (4) persons, with two (2) chosen by each PARTY, whose duties are more specifically set out in SECTION 11 below.

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        k. "INVENTION(S)" shall mean any discovery, whether or not patentable, first conceived or reduced to practice during the period of, and discovered during the course of specific tasks in the performance of work under the DEVELOPMENT PLAN and any patent right granted or pending, now or in the future, filed in any country, which cover such discovery.

        l. "GCI INVENTION(S)" shall mean INVENTION(S), whether invented solely and independently by staff of either PARTY or jointly by staff of both PARTIES, the subject matter of which relates to a biomaterial (enzymes and microorganisms), related processing, purification or manufacture thereof, including fermentation systems, microorganism expression systems, gene cloning, and biomaterial selection.

        m. "P&G INVENTION(S)" shall mean INVENTION(S) whether invented solely and independently by staff of either PARTY or jointly by staff of both PARTIES, the subject matter of which relates to the formulation of a biomaterial in a SKIN CARE PRODUCT, related processing or manufacture thereof, or methods of using a biomaterial for SKIN CARE BENEFITS.

        n. "NET SALES" shall mean gross receipts from the sales of "relevant products" by a PARTY, including its AFFILIATES, less only deductions for:

               i)     ***
               ii)    ***
               iii)   ***
               iv)    ***


               For P&G, "relevant products" shall mean RINSE OFF SKIN CARE PRODUCTS and LEAVE ON SKIN CARE PRODUCTS and for GCI, "relevant products" shall mean LAP ENZYME, which is sold to third parties under a license provided for in
SECTION 10 (vi) (2).

        o. "MAJOR MARKET LAUNCH" shall mean the date P&G first offers to sell SKIN CARE PRODUCTS nationally to any member of the ***. MAJOR MARKET LAUNCH shall not include P&G test markets.

2.      PAYMENTS AND ROYALTIES

        Amounts actually paid under this SECTION are non-refundable once made. Amounts payable under this SECTION are separate from and not related to purchase prices mutually agreed for LAP ENZYME.

        a. P&G has paid ***, on or about the date of execution of the TERM
SHEET.

        b. P&G shall pay to GCI *** upon the earlier of EFFECTIVE DATE, or April 25, 2000.

        c. Contingent only upon the PARTIES' mutual agreement to proceed with large scale clinical qualification studies, P&G shall pay to GCI an additional sum of ***.

        d. P&G shall thereafter make a payment of ***, conditioned upon completion of the first successful P&G test marketing of the first SKIN CARE PRODUCT. "Completion of the

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first successful P&G test marketing" occurs upon date of decision to do any
MAJOR MARKET LAUNCH for the first SKIN CARE PRODUCT.

        e. In addition to the above one-time payments, beginning upon MAJOR MARKET LAUNCH for each SKIN CARE PRODUCT, P&G shall pay the following running royalties:

               i) P&G shall pay running royalties of *** of NET SALES of LEAVE ON SKIN CARE PRODUCT(S) and *** of NET SALES of RINSE OFF SKIN CARE PRODUCTS up to a maximum amount of ***. Such running royalties shall be payable on relevant RINSE-OFF SKIN CARE PRODUCT(S) and LEAVE-ON SKIN CARE PRODUCT(S); provided however, that running royalties shall be capped so that no more than *** is paid for RINSE-OFF SKIN CARE PRODUCT(S) and/or no more than *** is paid for LEAVE-ON SKIN CARE PRODUCT(S).

               ii) Notwithstanding SECTION 2(e)(i), if P&G does not proceed with MAJOR MARKET LAUNCH for any LEAVE-ON SKIN CARE PRODUCT prior to either the fifth anniversary after the EFFECTIVE DATE or the running royalties reaching *** for RINSE-OFF SKIN CARE PRODUCTS, then running royalties will continue to be paid on all SKIN CARE PRODUCT(S) until the entire *** cap is reached.

        f. P&G shall within ninety (90) days after the end of each P&G fiscal year provide GCI with an annual running royalty payment due for the preceding fiscal year. Such payments shall be accompanied by the statement detailed in
SECTION 3(b), below.

3.      ACCOUNTING AND REPORTING

        a. Each PARTY, including its AFFILIATES, shall keep records in connection with this AGREEMENT consistent with the standard practices of such PARTY's accounting conventions which shall be adequate for confirming royalty calculations consistent with provisions of this AGREEMENT, and shall be closed and balanced as of the end of each such PARTY's fiscal year, and as soon as practicable after the end of such fiscal year.

        b. Each PARTY shall annually supply to the other PARTY a statement reporting such reporting PARTY's worldwide aggregate NET SALES total for all "relevant products". Such statement shall be reported in United States Dollars, and to the extent monies are received/incurred in foreign currency, such amounts shall be converted to United States Dollars using the currency rate(s) of each PARTY's standard consolidation procedures as applicable to the reporting period.

        c. At the request of either PARTY, made no more often than annually, the independent accountant of the reporting PARTY, if reasonably acceptable to the requesting PARTY, or any other independent certified public accountant acceptable to both PARTIES, shall have the right to review and audit the relevant books and records of the reporting PARTY for a period of not more than three (3) years, during normal business hours at the cost of the requesting PARTY; provided however, that if the audit reveals a discrepancy of Ten Percent (10%) or greater in favor of the requesting PARTY for such audited period, then the audit cost shall be borne by the reporting PARTY. Such review and audit shall occur at the United States corporate headquarters of the reporting PARTY and the accountant's report to the requesting PARTY shall only state the aggregate NET SALES for all "relevant products". The accountant shall be obligated to treat all other information as confidential.

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4.      MARKETING RIGHTS

        As detailed elsewhere in this AGREEMENT, P&G, including its AFFILIATES, shall have exclusive worldwide rights in its sole discretion to launch and market SKIN CARE PRODUCT(S) to third parties. All decisions related to such marketing shall be determined solely by P&G or its AFFILIATES.


5.      MANUFACTURING RIGHTS

        GCI, including its AFFILIATES shall have exclusive worldwide rights to manufacture the LAP ENZYME for inclusion in SKIN CARE PRODUCT(S), as detailed elsewhere in this AGREEMENT and under terms to be mutually agreed in a LAP ENZYME supply agreement.

6.      EXCLUSIVITY

        GCI shall not sell any LAP ENZYME for SKIN CARE PRODUCTS to third parties during the persistence of contrary exclusivity provisions below. As part of any LAP ENZYME(S) sales documentation, GCI will for the period of P&G's exclusivity use reasonable efforts to contractually restrict buyers of any LAP ENZYME from using such LAP ENZYME(S) for SKIN CARE PRODUCT(S).

        a. Before Launch: GCI, including its AFFILIATES, shall not provide any LAP ENZYME to third parties for SKIN CARE PRODUCT(S) for a pre-launch period of up to *** years commencing on the EFFECTIVE DATE. If P&G has not initiated a MAJOR MARKET LAUNCH for a SKIN CARE PRODUCT within *** years from the EFFECTIVE DATE, but demonstrates to the reasonable satisfaction of GCI that P&G has made a firm commitment to launch one or more SKIN CARE PRODUCT(S), then such exclusivity shall be extended for an additional year. Factors to consider in demonstrating such firm commitment shall include a major financial commitment, internal project commitment document approval, and/or notice to the trade of planned launch. If such reasonable satisfaction is not demonstrated or if no SKIN CARE PRODUCT has been launched by the *** of the EFFECTIVE DATE, the PARTIES shall meet to discuss exclusivity term revisions, accelerated launch or appropriate amendments to this AGREEMENT, including additional payments to GCI. If the PARTIES fail to agree on exclusivity extensions within six (6) months after such *** of the EFFECTIVE DATE, GCI's exclusivity commitment shall expire.

        b. After first MAJOR MARKET LAUNCH of any LEAVE-ON SKIN CARE PRODUCT and agreement upon mutually acceptable supply terms: GCI, including its AFFILIATES, shall not sell any LAP ENZYME for SKIN CARE PRODUCT(S) to third parties for LEAVE-ON SKIN CARE PRODUCT(S) worldwide for a period of *** years commencing upon the first MAJOR MARKET LAUNCH of a LEAVE-ON SKIN CARE PRODUCT. Any subsequently launched LEAVE-ON SKIN CARE PRODUCT shall enjoy exclusivity for the remainder of such *** year term. By the *** anniversary of the above MAJOR MARKET LAUNCH of such LEAVE-ON SKIN CARE PRODUCT, P&G shall have paid to GCI *** in cumulative purchases for the LAP ENZYME used in LEAVE-ON SKIN CARE PRODUCTS. If revenues from said LAP ENZYME purchases have not reached ***, then P&G shall pay to GCI *** of the difference between the actual cumulative purchase amounts paid to GCI and ***. If

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P&G declines to pay this differential amount within ninety (90) days after such
*** anniversary date mentioned above, then such exclusivity shall expire as to LEAVE-ON SKIN CARE PRODUCT(S).

        c. After first MAJOR MARKET LAUNCH of any RINSE-OFF SKIN CARE PRODUCT and agreement upon mutually acceptable supply terms: GCI, including its AFFILIATES, shall not sell any LAP ENZYME for SKIN CARE PRODUCT(S) to third parties for RINSE-OFF SKIN CARE PRODUCT(S) worldwide for a period of *** years commencing upon the first MAJOR MARKET LAUNCH of a RINSE-OFF SKIN CARE PRODUCT. Any subsequently launched RINSE-OFF SKIN CARE PRODUCT shall enjoy exclusivity for the remainder of such *** year term. By the *** anniversary of the above MAJOR MARKET LAUNCH of such RINSE-OFF SKIN CARE PRODUCT, P&G shall have paid *** in cumulative purchases for the LAP ENZYME used in RINSE-OFF SKIN CARE PRODUCTS. If revenues from said LAP ENZYME purchases have not reached *** , then P&G shall pay to GCI *** of the difference between the actual cumulative purchase amounts paid to GCI and ***. If P&G declines to pay this differential amount within ninety (90) days after such *** anniversary date mentioned above, then such exclusivity shall expire as to RINSE-OFF SKIN CARE PRODUCT(S).

        d. No exclusivity or other commitment in this AGREEMENT shall prohibit either PARTY from receiving, evaluating, or sampling protease or other enzymes, including low allergenic protease enzymes, from or to any third party. Each PARTY is free to develop and/or commercialize technologies other than LAP ENZYME independently with third parties.

7.      OTHER PRODUCT FIELD

        Each PARTY shall have the right of first negotiation regarding use of any LAP ENZYME in any one of OTHER PRODUCT FIELD(S).

        a. Either PARTY may initiate discussions for such use by forwarding two copies of a completed Project Form (EXHIBIT A), signed by the initiating PARTY, to the Primary Contact appointed in accordance with SECTION 8(b), a legal contact, and a commercial contact. Any Project Form will be treated as confidential information pursuant to SECTION 12.

        b. The PARTY receiving a completed Project Form shall consider in good faith the Project proposed in the Project Form and, within 14 (fourteen) working days of receipt of the completed Project Form, shall give written notice:

                (i) that the PARTY agrees to negotiate in good faith for an agreement regarding the proposed Project, by returning a duly executed copy of the Project Form; or

                (ii) that the PARTY declines to negotiate an agreement regarding the proposed Project; or

                (iii) that the receiving PARTY wishes to pursue the proposed Project, but under a modified Project Form provided with said written notice; or

                (iv) If the receiving PARTY provides said modified Project Form, the initiating PARTY shall consider in good faith the Project proposed in the modified Project Form and, within fourteen (14) working days of receipt of the modified Project Form, shall give written notice of agreement to negotiate an agreement, decline to


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        negotiate an agreement, or desire to pursue the proposed Project under a second modified Project Form in accordance with (b)(i), (b)(ii) or
        (b)(iii). The receiving PARTY shall then consider in good faith the Project proposed in the second modified Project Form and, within fourteen (14) working days of receipt of the modified Project Form, shall give written notice of agreement to negotiate an agreement or decline to negotiate an agreement.

        c. If both PARTIES agree to negotiate an agreement regarding said Project, the PARTIES shall then work diligently and in good faith, during the thirty (30) days following receipt of notice of acceptance of a Project Form, to determine whether they have basic agreement upon the principal terms for such LAP ENZYME for use in the OTHER PRODUCT FIELD. If the PARTIES cannot reach mutual understanding upon the terms of such an agreement within thirty (30) days, then each PARTY is free to proceed with third parties, or not, in its sole discretion, subject to the other PARTIES' patent rights and confidentiality provisions under SECTION 12.

        d. Until both PARTIES have executed the applicable Project Form, no PARTY is obligated under any proposed Project, except for the confidentiality provisions of SECTION 12.

8.      DEVELOPMENT PLAN

        a. The PARTIES shall, with the assistance of the STEERING COMMITTEE, create, execute and if necessary, modify DEVELOPMENT PLAN to provide for the tasks necessary for the development of LAP ENZYME(S) for use in SKIN CARE PRODUCT(S) by P&G, with certain tasks conducted by GCI and other tasks conducted by P&G, according to their respective skills. The DEVELOPMENT PLAN contains detailed plans for specific projects to be undertaken by each PARTY under terms consistent with those set out in this SECTION. Unless otherwise mutually agreed, each PARTY shall bear the costs for development tasks which it undertakes. The DEVELOPMENT PLAN is annexed hereto as EXHIBIT B.

        b. All decisions concerning any proposal or task under the DEVELOPMENT PLAN, falling within the scope of authority set out in SECTION 11 below, and not requiring an expenditure in excess of ***, shall be undertaken by approval of the STEERING COMMITTEE. Each PARTY shall appoint a Primary Contact who will be responsible for the day-to-day activities of the DEVELOPMENT PLAN and reporting of activities to the STEERING COMMITTEE.

        c. Each PARTY agrees to make its employees and non-employee consultants reasonably available at their respective places of employment to keep the other PARTY informed of the progress of tasks in the DEVELOPMENT PLAN and of issues arising from work performed under the DEVELOPMENT PLAN through the other PARTY's Primary Contact and/or the STEERING COMMITTEE.


        d. All work on tasks in the DEVELOPMENT PLAN shall end no later than *** years from the EFFECTIVE DATE, subject only to agreed extensions consistent with the provisions of SUBSECTION 6(a).


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9.      INVENTIONS AND OWNERSHIP

        a. INVENTION(S), shall be owned as follows: P&G shall own all P&G INVENTIONS and GCI shall own all GCI INVENTIONS. Any INVENTION(S), other than P&G INVENTION(S) or GCI INVENTION(S), if invented solely and independently by staff of one PARTY, shall be owned by the inventing PARTY. Any INVENTION(S), other than P&G INVENTION(S) or GCI INVENTION(S), if invented jointly by staff of both PARTIES, shall be jointly owned by both PARTIES.

        b. Patent procurement activity in regard to INVENTION(S) shall be pursued at the discretion and expense of the owner(s) set forth in this SECTION. Each PARTY further agrees to sign documents to vest or maintain title to patents in the owner(s) designated in this SECTION and to provide reasonable assistance to the other with respect to preparation and prosecution of such patents.

        c. As to INVENTION(S) to be owned by P&G or GCI in accordance with this SECTION, the other PARTY agrees to furnish all information and data in its possession reasonably necessary to file and obtain patents on such INVENTION(S) and, upon request agrees to review applications for such patents.

        d. Each PARTY agrees to work in good faith, to provide the other's Primary Contact with timely notification of any patent application relating to INVENTIONS before the filing of the patent application. The other PARTY will be given at least ten (10) working days in which to review and comment on such patent application, unless the other PARTY agrees on a term which is shorter.

        e. In the event an owner of any INVENTION elects not to obtain or maintain patents on such INVENTION(S) in any country, the owner will promptly notify the other PARTY who may obtain or maintain such patents at its own expense. In such circumstances, such owner agrees to have executed by its appropriate staff such documents as may be tendered to it by the other PARTY to obtain, maintain, or perfect owner's title to such patents and to furnish information and data in its possession reasonably necessary to obtain such patents.

10.     LICENSES

        GCI LICENSED INVENTION(S) under SECTION 10 LICENSES shall mean: (1) GCI INVENTION(S) owned by GCI hereunder; (2) any patent right granted or pending, now or in the future, filed in any country by GCI, which GCI owns or has the legal right to license based on work done by GCI before commencement of work under the DEVELOPMENT PLAN, and only insofar as is necessary for P&G to make, have made, use or sell LAP ENZYME in SKIN CARE PRODUCT(S).

        P&G LICENSED INVENTION(S) under SECTION 10 LICENSES shall mean: (1) P&G INVENTION(S) owned by P&G hereunder; provided however, such P&G INVENTION is directed to a method for utilizing a LAP ENZYME to provide SKIN CARE BENEFITS and not dependent upon a specific combination of ingredients, including, for example, formulations; (2) any patent right granted or pending, now or in the future, filed in any country by P&G, which P&G owns or has the legal right to license based on work done by P&G before commencement of work under the

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DEVELOPMENT PLAN, and only insofar as is necessary for GCI and its third party purchasers to, make, have made, use or sell any and all SKIN CARE PRODUCTS including LAP ENZYME.

        Before GCI operates under the definition of P&G LICENSED INVENTIONS, SUBSECTION (2) and before P&G under the definition of GCI LICENSED INVENTIONS, SUBECTION (2), such PARTY shall notify the licensing PARTY of the applicable patent(s) under which the operating PARTY believes itself licensed.

        a. Licenses during purchase by P&G of LAP ENZYME from GCI for commercialization of SKIN CARE PRODUCT(S):

               (i) GCI, including its AFFILIATES, hereby grants to P&G and its AFFILIATES a worldwide license, under GCI LICENSED INVENTIONS, all insofar as necessary for P&G to make, have made, use or sell SKIN CARE PRODUCT(S), provided that this grant does not include the right for P&G to make or have made the LAP ENZYME except as provided in SECTION 10(b)(v). The license shall be exclusive during the periods of exclusivity as detailed in SECTION 6, and royalty bearing in that P&G is obligated to make payments under SECTION 2(e). Effective upon termination of exclusivity under SECTION 6, GCI, including its AFFILIATES, hereby grants to P&G and its AFFILIATES a worldwide, royalty-free, nonexclusive, license under GCI LICENSED INVENTIONS, all insofar as necessary for P&G to make, have made, use or sell SKIN CARE PRODUCT(S).

               (ii) P&G, including its AFFILIATES, hereby grants to GCI and its AFFILIATES a worldwide, royalty-free license, under, P&G LICENSED INVENTIONS, all insofar as necessary for GCI to make, have made, use or sell to P&G any LAP ENZYME for SKIN CARE PRODUCT(S). The license shall be sole and royalty-free during the periods of exclusivity in SECTION 6. Effective upon termination of exclusivity under SECTION 6, P&G, including its AFFILIATES, hereby grants to GCI and its AFFILIATES, a worldwide nonexclusive, royalty-free license under P&G LICENSED INVENTIONS, all insofar as necessary to make, have made, use or sell any LAP ENZYME for SKIN CARE PRODUCTS.

        b. Post Termination Licenses:

        (i) UPON TERMINATION BY MUTUAL AGREEMENT, INCLUDING FAILURE TO AGREE ON SUPPLY TERMS EVEN AFTER MEETING SUCCESS CRITERIA:

        1. The PARTIES shall not work with third parties to further develop or commercialize any LAP ENZYME actively worked on by PARTIES under the DEVELOPMENT PLAN for a period of *** years following said termination.

        2. Effective upon the expiration of said *** year period, GCI hereby grants to P&G and its AFFILIATES, a nonexclusive, worldwide, royalty-bearing license under GCI LICENSED INVENTIONS as necessary to allow P&G to make, have made, use and sell SKIN CARE PRODUCT(S) containing any LAP ENZYME actively worked on by PARTIES under the DEVELOPMENT PLAN. Royalties under this license will be negotiated as necessary, and a "reasonable royalty" rate shall be utilized.


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        3. Effective upon the expiration of said *** year period, P&G hereby grants to GCI and its AFFILIATES, a nonexclusive, worldwide, royalty-bearing license under P&G LICENSED INVENTIONS as necessary to allow GCI to make, have made, use and sell any LAP ENZYME actively worked on by PARTIES under the DEVELOPMENT PLAN. Royalties under this license will be negotiated as necessary, and a "reasonable royalty" rate shall be utilized.

        (ii)   UPON TERMINATION BY P&G THROUGH NO FAULT OF GCI

        1. P&G shall transfer all available human trial and safety testing and technical data related to LAP ENZYME to GCI.

        2. Effective upon such termination, P&G hereby grants to GCI and its AFFILIATES a sole, worldwide, royalty-free license, under P&G LICENSED INVENTIONS, as necessary to allow GCI to make, have made, use and sell any LAP ENZYME actively worked on by PARTIES under the DEVELOPMENT PLAN

        (iii) UPON TERMINATION BY P&G AS A RESULT OF GCI'S FAILURE TO USE GOOD FAITH EFFORTS TO PERFORM UNDER THE DEVELOPMENT PLAN

        1. GCI shall not work with third parties to further develop or commercialize any LAP ENZYME actively worked on by PARTIES under the DEVELOPMENT PLAN for a period of *** years following said termination.

        2. GCI hereby grants to P&G and its AFFILIATES a sole, royalty-free, worldwide license under GCI LICENSED INVENTIONS as necessary to allow P&G to make, have made, use and sell any LAP ENZYME actively worked on by PARTIES under the DEVELOPMENT PLAN.

        (iv) UPON TERMINATION BY GCI AS A RESULT OF P&G'S FAILURE TO USE GOOD FAITH EFFORTS TO PERFORM UNDER THE DEVELOPMENT PLAN

        1. P&G shall transfer all available human trial and safety testing and technical data related to LAP ENZYME to GCI.

        2. P&G shall not work with third parties to further develop or commercialize any LAP ENZYME actively worked on by PARTIES under the DEVELOPMENT PLAN for SKIN CARE PRODUCT(S) for a period of *** years following said termination.

        3. P&G hereby grants to GCI and its AFFILIATES a sole, royalty-free, worldwide license under P&G LICENSED INVENTIONS as necessary to allow GCI to make, have made, use and sell SKIN CARE PRODUCT(S) containing any LAP ENZYME actively worked on by PARTIES under the DEVELOPMENT PLAN.

        (v) UPON SUSPENSION BY P&G AS A RESULT OF GCI'S FAILURE TO COMMERCIALLY SUPPLY

        1. GCI will arrange for supply to be reestablished over the shortest period of time possible, whether this is at a GCI facility or through an arrangement with an alternative supplier

(such other supplier to be approved by P&G). In the event that GCI cannot supply, P&G shall have the right to arrange for an alternative supplier, provided however that GCI's proprietary information shall be safeguarded by an appropriate confidential non-disclosure agreement and non-use other than for the purpose of its supply agreement with P&G. GCI shall aid in the reestablishment of supply over the shortest period of time possible, and shall grant a non-exclusive, worldwide, royalty-free license to such alternative supplier procured by P&G covering the technology and know-how required to produce LAP ENZYME, including but not limited to samples of LAP ENZYME and/or the process conditions used to produce LAP ENZYME, as well as GCI paying any expenses for any up charges associated with P&G obtaining the alternate supplied LAP ENZYME. Such third party license shall expire at the conclusion of such P&G suspension.

        2. Upon such suspension, GCI hereby grants to P&G and its AFFILIATES a non-exclusive, worldwide, license under GCI LICENSED INVENTIONS as necessary to allow P&G to buy this LAP ENZYME from third parties for the duration of the suspension and for SKIN CARE PRODUCT(S); the license shall be royalty-bearing in that P&G is obligated to make payments under SECTION 2(e) above.

        3. Moreover, GCI shall not collaborate with third parties or sell this LAP ENZYME for SKIN CARE PRODUCT(S) for any time during such P&G suspension up to the *** anniversary of such suspension. Effective upon the expiration of said *** year period, P&G hereby grants to GCI and its AFFILIATES a non-exclusive, worldwide, royalty-bearing license under P&G LICENSED INVENTIONS as necessary to allow GCI to collaborate with third parties and sell any LAP ENZYME actively worked on by PARTIES under the DEVELOPMENT PLAN. Royalties under this license will be negotiated as necessary, and a "reasonable royalty" rate shall be utilized.

        4. If at any time in the future, GCI is able to resume supply of such LAP ENZYME, GCI and P&G shall agree on terms for GCI to resume such supply. GCI shall not offer this LAP ENZYME to any third party at a price lower than that which is already offered to P&G.

        (vi) UPON TERMINATION BY GCI AS A RESULT OF P&G'S FINAL DECISION NOT TO LAUNCH A SKIN CARE PRODUCT AFTER THE DEFINED SUCCESS CRITERIA, AS SHOWN IN EXHIBIT C, HAVE BEEN MET.

        1. P&G shall transfer all available human trial and safety testing and technical data related to LAP ENZYME to GCI.

        2. P&G shall not work with third parties to further develop or commercialize any LAP ENZYME actively worked on by PARTIES under the DEVELOPMENT PLAN for a period of *** years following said termination.

        3. P&G hereby grants to GCI and its Affiliates a nonexclusive, worldwide, royalty-bearing license under P&G LICENSED INVENTIONS as necessary to allow GCI to make, have made, use and sell any LAP ENZYME actively worked on by PARTIES under the DEVELOPMENT PLAN. Royalties under this license will be negotiated as necessary, and a reasonable royalty rate shall be utilized, up to a maximum amount of ***.

        c. Expiration of Licenses

        In SUBSECTIONS 10 (b) (i) through (vi) above, the expiration of such licenses shall occur upon the date of expiration of the last to expire of P&G LICENSED INVENTIONS or GCI LICENSED INVENTIONS, as the case may be, unless otherwise noted.

        d. Third Party License, Sale, or Transfer

        Each PARTY agrees not to license, sell, or transfer to third parties any P&G LICENSED INVENTIONS or GCI LICENSED INVENTIONS without first reserving or providing for the grant of the licenses to the other PARTY as set forth in this AGREEMENT. Any successor in interest of all or any portion of a PARTY or the business sector of the PARTY corresponding to the field of LAP ENZYME or SKIN CARE PRODUCT(S) shall take such interest subject to the grants and obligations set forth in this AGREEMENT.

11.     STEERING COMMITTEE


        a. Each PARTY shall appoint up to two (2) representatives to serve as members of the STEERING COMMITTEE to direct the overall course of activities under this AGREEMENT. Decisions of the STEERING COMMITTEE shall require a unanimous vote. Chairmanship of the STEERING COMMITTEE shall rotate, beginning with a P&G representative, for twelve- (12) month periods.


        b. Subject to the oversight and approval of the PARTIES, the STEERING COMMITTEE shall be responsible for the following:

                (i) Overall direction of the DEVELOPMENT PLAN and each individual project thereof, including safety testing, staffing and other requirements for the DEVELOPMENT PLAN;

                (ii) Monitoring, updating and modifying, if necessary, the overall DEVELOPMENT PLAN;

                (iii) Scheduling and conducting biannual reviews, or such more frequent reviews as the STEERING COMMITTEE determines necessary;

                (iv) Recommending to the PARTIES the licensing of technology and/or intellectual property, if any, from third parties to enhance the DEVELOPMENT PLAN projects as needed;

                (v) Preparation and approval of the Success Criteria, consistent with the terms of this AGREEMENT; and

                (vi) Reviewing INVENTIONS made pursuant to this AGREEMENT with patent counsel, facilitating patent filings by the appropriate PARTY, and tracking of patent activities.

        c. Each PARTY shall notify the other within thirty (30) days after the EFFECTIVE DATE of the names of its STEERING COMMITTEE members. The STEERING COMMITTEE shall have no authority to modify or amend the terms of this AGREEMENT. Any dispute or issue that cannot be resolved by the STEERING COMMITTEE shall be referred to senior management of the PARTIES to be resolved by them, if possible. For purposes of this SECTION, "senior management" for P&G shall be Vice President, Research & Development, Global Beauty Care and President, Global Cosmetics & Skin Care and for GCI shall be Vice President, Research and Vice President, Enzyme Cleaning Products

12.     CONFIDENTIALITY

        a. Disclosure of confidential and proprietary information hereunder by either PARTY to the other will be made in writing or other tangible form, or confirmed in writing within thirty (30) days of disclosure if made in nontangible form, will be clearly marked confidential and will include any confidential information provided to GCI, or P&G under the Non-Disclosure Agreement dated February 3, 2000.

        b. Such confidential information will be safeguarded by the receiving PARTY. The receiving PARTY shall protect the disclosing PARTY's confidential information against unauthorized disclosure using the same degree of care, but no less than a reasonable degree of care, as the receiving PARTY uses to protect its own confidential information of a like nature. Such confidential information will be used by the receiving PARTY only for the purpose of this AGREEMENT and will not be otherwise utilized or disclosed to third parties without first having obtained written consent of the disclosing PARTY, which consent will not be unreasonably withheld. Disclosing PARTY's confidential information will be made available only to such receiving PARTY's employees and AFFILIATES who have a need to know such information. Subject to the provisions of this SECTION these obligations of confidentiality will apply until the expiration of exclusivity or three (3) years from the termination of the AGREEMENT, whichever is later.

        c. Obligations regarding confidential information received by either PARTY under the provisions of SUBSECTION (b) above shall not apply to any such information that:

                i) becomes publicly available without default hereunder by the receiving PARTY; or

                ii) is lawfully acquired by the receiving PARTY from a source not under any obligation of confidentiality to the disclosing PARTY regarding disclosure of such information; or

                iii) is in the possession of the receiving PARTY in written or other recorded form at the time of its disclosure hereunder; or

                iv) is nonconfidentially disclosed to any third party by or with the permission of the disclosing PARTY hereunder; or

                v) is developed by or on behalf of the receiving PARTY by individuals who have not received confidential information hereunder.

        d. The obligations of confidentiality set forth herein further shall not apply to any information to the extent that such information:

               i) is required to be disclosed by order of a court of law, provided that the receiving PARTY provides reasonable prior notice of such required disclosure to the disclosing PARTY;

               ii) is used with the prior written consent of the disclosing PARTY which consent shall not be unreasonably withheld in applications for patents on INVENTIONS or in financial information in the usual conduct of business; or

                iii) has been approved in writing for publication by both of the PARTIES; or

               iv) is submitted to governmental agencies to facilitate the issuance of marketing approvals for materials and products, consistent with the DEVELOPMENT PLAN hereunder provided that reasonable measures shall be taken to assure confidential treatment of such information; or

                v) is product-related information which is reasonably required to be disclosed by either PARTY in connection with its testing or marketing of "relevant products", in such PARTY's discretion.

13.     PUBLICITY

        The PARTIES will not publicly release any statement for a period of nine months from the EFFECTIVE DATE, with the exceptions that:

        a. GCI is free at any time to release information necessary for, or in support of, a GCI initial public offering; and

        b. either PARTY may disclose the existence of a relationship without naming the other PARTY in business-to-business meetings or discussions.

14.     SAFETY INFORMATION AND TESTING

        a. GCI shall use best reasonable efforts to promptly provide to P&G relevant safety and allergenicity assessment information in the possession of GCI and relating to the LAP ENZYME prior to the EFFECTIVE DATE, and under a separate confidentiality agreement. Any additional or new relevant safety and allergenicity assessment information which has not been provided prior to the EFFECTIVE DATE, shall be provided by GCI promptly after the EFFECTIVE DATE or acquisition by GCI, including any revisions or additions to such earlier provided information. GCI further agrees to report to P&G as soon as practicable any known hazards or operational difficulties in handling the LAP ENZYME.

        b. The PARTIES will follow the mutually agreed upon principles for appropriate safety testing, as shown in EXHIBIT D.

15.     FORCE MAJEURE

        Neither PARTY shall be responsible or liable for any delay or failure to perform its obligations hereunder if such delay or failure is caused by an act of God; fire; flood; embargo; explosion; accident; shortage of or inability to obtain fuel, energy, raw materials, equipment or transportation; good faith compliance of any law, regulations, standard, order, rule or recommendation made by any governmental authority; strike or labor controversy (neither PARTY shall be required to settle any labor matter against its own best judgment); riot or civil unrest or any cause or circumstances whether similar or dissimilar to the foregoing beyond the reasonable control of the affected PARTY which makes impracticable the production, transportation, delivery or sale of LAP ENZYME(S) or SKIN CARE PRODUCTS. Each PARTY agrees to promptly notify the other PARTY of any such circumstance. The initial term of this AGREEMENT and any affected time period as set forth in SECTION 20(a) herein shall be extended by the period of time during which performance is suspended under this SECTION.

16.     DEFAULT

        If either PARTY hereto shall fail to perform or fulfill, at the time or in the manner herein provided, any material obligation or condition required to be performed or fulfilled by such PARTY hereunder and (i) if such PARTY fails to remedy any such default, other than a default in a monetary payment which shall be entitled to a ten (10) day period for remedy, within sixty (60) days after written notice thereof has been given to it by the other PARTY, or (ii) if such failure consists of a default of a monetary payment and the defaulting PARTY fails to make such a payment within thirty (30) days after written notice thereof has been given to it by the other PARTY, such other PARTY thereafter shall have the right to terminate this AGREEMENT. Nothing contained in this article shall be construed to exclude any other remedy for legal or equitable relief otherwise provided by law.

17.     INDEPENDENT CONTRACTORS

        Nothing in this AGREEMENT shall be deemed to create an agency, employer-employee, partnership, or joint venture relationship between the PARTIES. The PARTIES are independent contractors. Neither PARTY has the right to control the work of the other's employees.

18.     NO CONFLICTS

        a. GCI warrants to P&G that this AGREEMENT does not conflict with GCI's obligations, or those of its AFFILIATES, under any other agreement to which GCI is a party and that GCI is free to fulfill all obligations stated herein.


        b. P&G warrants to GCI that this AGREEMENT does not conflict with P&G's obligations, or those of its AFFILIATES, under any other agreement to which P&G is a party and that P&G is free to fulfill all obligations stated herein.

19.     SEVERABILITY

        If any provision of this AGREEMENT is held by a court of competent jurisdiction to be contrary to law or public policy or otherwise unenforceable, the remaining provisions of this

AGREEMENT shall remain in full force and effect. To the extent possible, a substitute, valid and enforceable provision which most nearly reflects the PARTIES' stated intention as set forth in the original affected provision shall be given effect by the court.

20.     TERM AND TERMINATION

        a. This AGREEMENT shall continue from the EFFECTIVE DATE until the earlier of the date of execution of an applicable supply agreement, expiration of the PARTIES exclusive cooperation under SECTION 6 above or their non-exclusive cooperation under SUBSECTION 20 (e) below; provided however that the following provisions shall survive termination hereof consistent with their terms and including any definitions from SECTION 1 as they are utilized in such surviving sections: SECTIONS 9(b), 9(c), 9(d), 10(b), 10(c), 10(d), 12, 15, 16,
17, 18, 19, 21, and 22, 23, 24, 25, 26, and 27.

        b. GCI shall have the right to terminate the AGREEMENT in the event that P&G fails to perform in good faith under the Development Plan or fails to launch after the defined Success Criteria have been met, in accordance with SECTION 10(b)(iv) or (vi) above.

        c. P&G shall have the right, in its sole discretion, to terminate or suspend the AGREEMENT at any time, for any commercial or technical reason in accordance with SECTION 10(b)(ii), (iii), or (v).

        d. If the PARTIES mutually agree to terminate the AGREEMENT, each PARTY will retain its rights in the technology and know-how related to the LAP ENZYME and the P&G SKIN CARE PRODUCTS, subject to the provisions of SECTION 10(b)(i) above.

        e. If the PARTIES mutually agree to continue development work on a non-exclusive basis after expiration of the pre-commercialization exclusivity term as provided in SUBSECTION 6 (a) above, then the PARTIES shall operate under the terms of this AGREEMENT as it may be modified by mutual agreement.

21.     GOVERNING LAW


        This AGREEMENT shall without regard to its conflict of law rules, be construed in accordance with the laws of the State of Ohio.

22.     NOTICES

        All notices and other communications permitted or required under this AGREEMENT shall be in writing and shall be deemed given when delivered personally against receipt or three days after being mailed by registered or certified mail return receipt requested. The recipients listed below may be changed by providing notice to the other PARTY.


If to GCI at:                Genencor International, Inc.
                             925 Page Mill Road
                             Palo Alto, California 94304-1013
                             Attention: Senior Vice President, Commercial and
                              Legal Affairs

                             Telephone:   650-846-6500

        With a copy to:      Genencor International, Inc.
                             200 Meridian Centre Boulevard
                             Rochester, New York  14618
                             Attention:   Senior Corporate Counsel
                             Telephone: (716) 256-5200

        With second copy to: Genencor International, Inc.
                             925 Page Mill Road
                             Palo Alto California 94304-1013
                             Attention:  Vice President, Enzyme Cleaning
                                         Products
                             Telephone:  (650) 846-7550

        If to P&G:           The Procter & Gamble Company
                             11511 Reed Hartman Highway
                             Box 325 HB3C02
                             Cincinnati, OH  45241-9974
                             Attention:  Associate General Counsel - Patent
                                         Division, Beauty Care
                             Telephone:  (513) 626-5877

        With a copy to:      The Procter & Gamble Company
                             Ivorydale Technical Center
                             5299 Spring Grove Avenue Room 5S17
                             Cincinnati, OH  45217
                             Attention:  Purchasing Manager-Enzymes
                             Telephone:  (513) 627-4872

        With second copy to: The Procter & Gamble Company
                             Miami Valley Labs
                             11810 E. Miami River Road
                             Lab 0N060
                             Ross, OH  45061
                             Attention:  Principal Scientist
                             Telephone: (513) 627-0018

23.     WAIVER

        The failure of either PARTY to insist upon strict compliance with the terms of this AGREEMENT shall not at any time be considered a waiver or condonation by such PARTY. Consequently, any delay or failure of a PARTY to require strict performance shall have no impact on the PARTY's rights.

24.     ASSIGNMENT

        Neither PARTY shall assign any rights or obligations under this AGREEMENT without the prior written consent of the other PARTY, except insofar as the assignment is a part of the assigning

PARTY's entire line of business related to the subject matter of the AGREEMENT. Any purported assignment which does not meet the terms of this SECTION shall be null and void.

25.     EXPORT OF TECHNICAL DATA

        Notwithstanding any other provision of this AGREEMENT, neither PARTY shall export, directly or indirectly, any U.S. Source technical data acquired from the other PARTY or its AFFILIATES under this AGREEMENT or any commodities using such data to any country to which the United States Government or any agency thereof forbids export or for which the United States Government or any agency thereof at the time of export requires an export license or other Government approval, without first obtaining such license or approval.

26.     CAPTIONS

        The captions of this AGREEMENT are illustrative only and shall not be used in the construction and/or interpretation of this AGREEMENT.

27.     ENTIRE AGREEMENT

        This AGREEMENT supersedes all prior agreements or understandings, oral or written, covering the subject matter contained herein and, together with its exhibits, constitutes the entire understanding between the PARTIES with respect to such subject matter. No modification hereof shall be effected by the use of a purchase order, a purchase order acknowledgment, acceptance, confirmation or any other form at variance with or in addition to the terms and conditions contained herein. This AGREEMENT may only be modified by a writing duly executed by both PARTIES.

        IN WITNESS WHEREOF, the PARTIES hereto have caused this AGREEMENT to be executed by their duly authorized representatives effective as of the day and year first above written.


THE PROCTER & GAMBLE COMPANY                 GENENCOR INTERNATIONAL, INC.

By:    /s/ Susan E. Arnold                   By:    /s/ W. Thomas Mitchell
   -------------------------------------        ---------------------------------------

Name:   Susan E. Arnold                      Name:      W. Thomas Mitchell
     -----------------------------------          -------------------------------------

Title:  President, Cosmetics & Skin Care     Title: President & Chief Executive Officer
      ----------------------------------           ------------------------------------

Date:   4/24/00                              Date:  4/24/00
    ------------------------------------          -------------------------------------

Confidential Info : P&G / GCI, April 7                                EXHIBIT B

                 P&G / GCI LAP DEVELOPMENT PLAN - CALENDAR 2000
                           `FASTEST POSSIBLE TIMELINE'


TIMELINE         MILESTONE                  P&G ACTIVITIES       GCI ACTIVITIES
--------         ---------                  --------------       --------------

***

Confidential Info : P&G / GCI, April 7 '00                             EXHIBIT B

                   GCI / P&G LAP DEVELOPMENT PLAN - 2001-2003
                           `FASTEST POSSIBLE TIMINGS'

TIMELINE         MILESTONE                P&G ACTIVITIES          GCI ACTIVITIES
--------         ---------                --------------          --------------

***

Confidential Info : P&G / GCI, April 17 '00                           Exhibit C

                                   P&G AND GCI
              LOW ALLERGENIC PROTEASE (LAP) FOR SKIN CARE BENEFITS
                     PROJECT : DEVELOPMENT SUCCESS CRITERIA

Strategic Objective:    Increase P&G's share of the global Skin Care market
                        (leave-on and/or rinse-off applications for face, hands
                        & body) via significant skin benefits.

                        Grow Genencor's business in Skin Care through incorporation of LAP into one or more P&G Skin Care products. P&G and GCI should have patented protection for making & use.


Project Objective:      Revolutionize the global Skin Care market as measured by
                        incorporation of LAP enzyme into at least one leave on and/or rinse off skin care product that delivers one or more consumer noticeable SKIN CARE BENEFITS in an acute time frame (e.g. ***).

Action to be taken:     If the success criteria are met P&G and GCI will enter a
                        mutually agreed upon Supply Agreement.


--------------------------------------------------------------------------------
ATTRIBUTE                 SUCCESS CRITERIA          MEASURE
--------------------------------------------------------------------------------
Consumer Recognition      ***                       ***
--------------------------------------------------------------------------------
Technical Performance     ***                       ***
--------------------------------------------------------------------------------
ATTRIBUTE                 SUCCESS CRITERIA          MEASURE
--------------------------------------------------------------------------------
Safety                    ***                       ***
--------------------------------------------------------------------------------
Financial Assessment      ***                       ***
--------------------------------------------------------------------------------
Proprietary               ***                       ***
--------------------------------------------------------------------------------
Industrial Hygiene        ***                       ***

Regulatory
--------------------------------------------------------------------------------

Timings : as per Development Plan, Exhibit B in the Commercialization Agreement.


--------------------------------------------------------------------------------------------------------------------
C Kuzma                C Steuri              B Lindenschmidt     D Innis           J Thompson           For P&G

--------------------------------------------------------------------------------------------------------------------

D Estell               K Herfert             D Krueger           A Caddow          P Lavielle           For GCI

--------------------------------------------------------------------------------------------------------------------


Submitted by:          J A D Wright (P&G)

                       E Lippay (GCI)